AMENDMENT No. 1
to the AGREEMENT AND REPRESENTATIONS LETTER
between CYTOCOM INC. and IMMUNE THERAPEUTICS, INC.

This Amendment No. 1 ("**Amendment**") is entered into with an effective date of August 12, 2020 ("**Amendment Effective Date**") by and between CYTOCOM INC., a Delaware corporation ("**Cytocom**" or "**Assignee**"), and IMMUNE THERAPEUTICS, INC., a Delaware corporation ("**Immune**" or "**Assignor**"). Cytocom or Assignee and Immune or Assignor are each referred to individually as a "**Party**" and together as the "**Parties**".

WHEREAS, Cytocom and Immune are parties to an Agreement and Representations Letter of August 12, 2020 (the "**Agreement**"); and

WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement as follows:

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1. DEFINITIONS

Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2. AMENDMENTS

The Parties agree that, as of the Amendment Effective Date, the Agreement is amended as set forth in this Section 2.

2.1. Exhibit A is amended to recite the Accounts Payable Obligations in the amounts listed in the amended Exhibit A attached hereto, and accordingly:

2.1.1. Section 2, the Summary, and Exhibit A are each amended to recite that the Accounts Payable Obligations total is "$230,000"; and

2.1.2. All references to the Accrual Obligation and Section 8 in its entirety are hereby deleted.

2.2. Exhibit B is amended to recite the Notes Obligations in the amounts listed in the amended Exhibit B attached hereto, and accordingly:

2.2.1. Section 2, the Summary, and Exhibit B are each amended to recite that the Notes Obligations total is "$3,302,209".

2.3. The Parties confirm that this Amendment does not make any changes to the total Employee Obligations of $1,110,567 recited in Exhibit C of the Agreement.

2.4. Section 2 and the Summary are each amended to recite that the total Obligations are now "$4,462,776".

2.5. Section 1 is hereby amended and restated in its entirety to recite as follows:

"1. Assignor hereby assigns to Assignee all of its and its subsidiaries' respective right, title and interest in, to and under (a) all of the assets held by any of them related to the development, manufacturing, marketing, sale, export, import or distribution of LDN or MENK in Africa, Central America, South America, Caribbean, Bhutan, Corsica, China Pakistan, Kiribati, Solomon Islands, Tajikistan, and Uzbekistan markets (collectively, "**Development Markets**") including any registrations or other regulatory authorizations or applications for such registrations or regulatory applications in Developing Markets ("**Authorizations**"), pre-clinical, clinical or other data, contracts or other agreements, and copyrights, (b) the License, in each case, effective immediately upon the execution of each of the Assignment Agreements (as defined below), (c) the one (1) share of capital stock of TNI Biotech International Inc. owned by Assignor together with all related rights to Emerging Market approvals, (d) the trademark for "Lodonal" (provided that no representation is made with respect to the validity or effectiveness of such trademark, which rights are assigned on an as-is basis), and (e) any manufacturing rights held by Assignor with respect to LDN, effective immediately upon completion of the Assignment Agreements (as defined below). Assignor hereby agrees to take all actions necessary to cause the transfer of such Authorizations to or as directed by Assignee, whether directly or by transfer to or as directed by Assignee or Assignor's or its subsidiaries' equity interests in the entity or entities holding such Authorizations, as may be reasonably requested by Assignee and in accordance with applicable law; provided, that all documentation and agreements to be entered into in order to effect such transaction (including, without limitation, pursuant to Section 17 (*Further Assurances*)) shall include customary terms, conditions, representations, warranties, covenants and indemnities as necessary to effectuate the transfer of the Authorizations and such other assets without any assumption by Assignee of any liabilities, debts or obligations of such entity or entities, including with respect to the Authorizations or any such other assets, which liabilities, debts or obligations shall remain the responsibility of Assignor and/or its subsidiaries."

2.6. All references in the Agreement to the receipt of Required Consent, including but not limited to Section 6 in its entirety and the reference to Required Consent in Section 7, are hereby deleted.

2.7. A new Section 20 is added as follows:

"20. Cytocom hereby confirms that the execution of the Agreement rescinded the Notice of License Termination dated August 8, 2020 issued to Immune by Cytocom with respect to the License."

2.8. A new Section 21 is added as follows:

"21. Cytocom hereby agrees to exclusively license to Immune LDN or MENK for use in animals, including but not limited to related systems or processes, amelioration, control, prevention, prophylaxis and/or treatments of any animal disease or sign(s) or symptom(s) related to any such disease; provided, that all documentation and agreements to be entered into in order to effect such license (including, without limitation, pursuant to Section 17 (*Further Assurances*)) shall include customary terms, conditions, representations, warranties, covenants and indemnities."

3. INTEGRATION

Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter by incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

CYTOCOM INC.		**IMMUNE THERAPEUTICS, INC.**	
By:	DocuSigned by: [signature] 4C1EC113FD934B9...	**By:**	DocuSigned by: Kevin Phelps C2B84BDD6CC4ED...
Name:	Michael Handley	**Name:**	Kevin Phelps
Title:	President & CEO	**Title:**	CEO
Date:	7/20/2021	**Date:**	7/20/2021

EXHIBIT A

Accounts Payable Obligations

Accounts Payable		
Dr. Cliff Selsky	$	125,000
Nicholas Pilotnikoff		105,000
Total Accounts Payable		**230,000**

EXHIBIT B

Notes Obligations

Notes Obligations	
Alan Cunningham	149,989
Chris Dunk	207,580
Chris Pearce	143,103
Danny Katz	112,403
David Gebers	68,458
George Sasko	54,393
H Rhodes	27,256
Harbor Pallets/Sumrall	229,506
Joel Yanowitz	186,178
Kevin Baldridge	56,312
M Lombardo	55,876
Paul Akin	203,275
Raster	270,282
Richard Gostanian	698,899
RJ Dailey	700,418
Roger Bozarth	27,462
Rogoff Family Trust	54,944
Steven DeLaet	55,875
Total Notes Obligations	**3,302,209**